CLYDE BAILEY P.C.
                           Certified Public Accountant
                            10924 Vance Jackson #404
                            San Antonio, Texas 78230

                              (210) 699-1287(ofc.)
                       (888) 699-1287 (210) 691-2911 (fax)

                                     Member:
                           American Institute of CPA's

                             Texas Society of CPA's

January 23, 2000


         I consent to the use, of my report dated January 23, 2000, in the Form SB2, on the financial statements of Cybucks, Inc., dated December 31, 1999, included herein and to the reference made to me.


/s/ Clyde Bailey
Clyde Bailey